EXHIBIT 99.1 News Release
Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104

Huntington Ingalls Industries Reports First Quarter 2021 Results

•Revenues were $2.3 billion in the quarter
•Operating margin was 6.5% and segment operating margin was 8.4%
•Diluted earnings per share was $3.68
•Pension adjusted diluted earnings per share1 was $3.56
•Achieved record backlog of $48.8 billion

NEWPORT NEWS, Va. (May 6, 2021) - Huntington Ingalls Industries (NYSE:HII) reported first quarter 2021 revenues of $2.3 billion, up less than 1% from the first quarter of 2020.

Operating income in the quarter was $147 million and operating margin was 6.5%, compared to $215 million and 9.5%, respectively, in the first quarter of 2020. The decreases in operating income and operating margin were primarily the result of a less favorable operating FAS/CAS adjustment, partially offset by stronger segment operating results compared to the prior year.

Segment operating income1 in the quarter was $191 million and segment operating margin1 was 8.4%, compared to $156 million and 6.9%, respectively, in the first quarter of 2020. The increases in segment operating income1 and segment operating margin1 were primarily the result of higher risk retirement at Ingalls Shipbuilding and improved performance at Technical Solutions.

Net earnings in the quarter were $148 million, compared to $172 million in the first quarter of 2020. Diluted earnings per share in the quarter was $3.68, compared to $4.23 in the same period of 2020. Excluding the impacts of pension, adjusted earnings per share1 in the quarter was $3.56, compared to $2.43 in the same period of 2020.

First quarter cash from operations was $43 million and free cash flow1 was negative $16 million, compared to $68 million and $2 million, respectively, in the first quarter of 2020.

New contract awards in the quarter were approximately $5.3 billion, bringing total backlog to approximately $48.8 billion as of March 31, 2021.

“We are pleased with first quarter results that demonstrate another quarter of consistent program execution,” said Mike Petters, HII’s president and CEO. "We are well positioned to drive long-term value creation, with an unprecedented level of backlog in-hand and a workforce that has become more capable while working through the challenges posed by COVID-19."

1Non-GAAP measure. See Exhibit B for definition and reconciliation.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Results of Operations

	Three Months Ended
	March 31
($ in millions, except per share amounts)	2021	2020	$ Change	% Change
Sales and service revenues	$2,278	$2,263	$15	0.7%
Operating income	147	215	(68)	(31.6)%
Operating margin %	6.5%	9.5%		(305) bps
Segment operating income[1]	191	156	35	22.4%
Segment operating margin %[1]	8.4%	6.9%		149 bps
Net earnings	148	172	(24)	(14.0)%
Diluted earnings per share	$3.68	$4.23	$(0.55)	(13.0)%

Pension Adjusted Figures
Net earnings[2]	143	99	44	44.4%
Diluted earnings per share[2]	$3.56	$2.43	$1.13	46.5%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.
[2] Non-GAAP measures that exclude the impacts of the FAS/CAS Adjustment. See Exhibit B for reconciliation.

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended
	March 31
($ in millions)	2021	2020	$ Change	% Change
Revenues	$649	$629	$20	3.2%
Segment operating income[1]	91	68	23	33.8%
Segment operating margin %[1]	14.0%	10.8%		321 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Ingalls Shipbuilding revenues for the first quarter of 2021 were $649 million, an increase of $20 million, or 3.2%, from the same period in 2020, primarily driven by higher revenues in the Arleigh Burke-class DDG program, partially offset by lower revenues in the Legend-class National Security Cutter (NSC) program. DDG program revenues increased due to higher volumes on George M. Neal (DDG 131), Jeremiah Denton (DDG 129) and Jack H. Lucas (DDG 125), partially offset by lower volumes on USS Fitzgerald (DDG 62) restoration and modernization following its redelivery and Delbert D. Black (DDG 119) following its delivery. Revenues on the NSC program decreased due to lower volume on Stone (NSC 9) following its delivery. Amphibious assault ship revenues were flat as a result of higher volumes on Pittsburgh (LPD 31), Bougainville (LHA 8) and LHA 9 (unnamed), partially offset by lower volumes on Richard M. McCool Jr. (LPD 29), Fort Lauderdale (LPD 28) and USS Tripoli (LHA 7).

Ingalls Shipbuilding segment operating income for the first quarter was $91 million, an increase of $23 million from the same period last year. Segment operating margin in the quarter was 14.0%, compared to 10.8% in the same period last year. The increases were primarily driven by higher risk retirement on Bougainville (LHA 8).

Key Ingalls Shipbuilding milestones for the quarter:
•Began fabrication of guided-missile destroyer Jeremiah Denton (DDG 129)
•Awarded Life-Cycle Engineering Contract on U.S. Navy’s LPD Program

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Newport News Shipbuilding

	Three Months Ended
	March 31
($ in millions)	2021	2020	$ Change	% Change
Revenues	$1,407	$1,341	$66	4.9%
Segment operating income[1]	93	95	(2)	(2.1)%
Segment operating margin %[1]	6.6%	7.1%		(47) bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Newport News Shipbuilding revenues for the first quarter of 2021 were $1.4 billion, an increase of $66 million, or 4.9%, from the same period in 2020, driven primarily by higher revenues in aircraft carriers, naval nuclear support services, and submarines. Aircraft carrier revenues increased primarily as a result of higher volumes on Enterprise (CVN 80), the refueling and complex overhaul (RCOH) of USS John C. Stennis (CVN 74) and Doris Miller (CVN 81), partially offset by lower volumes on the John F. Kennedy (CVN 79) and the RCOH of USS George Washington (CVN 73). Naval nuclear support services revenues increased primarily as a result of higher volumes in carrier and submarine fleet support services, offset by lower volume in facility maintenance services. Submarine revenues increased primarily as a result of higher volumes on the Columbia-class submarine program and the Virginia-class submarine (VCS) program. The higher volume on the VCS program was due to higher volumes on Block V boats, offset by lower volumes on Block IV boats.

Newport News Shipbuilding segment operating income for the first quarter was $93 million, compared to operating income of $95 million for the same period last year. Segment operating margin in the quarter was 6.6%, compared to 7.1% in the same period last year. The decreases were primarily due to lower risk retirement on the RCOH of USS George Washington (CVN 73), partially offset by higher risk retirement on Block IV of the VCS program.

Key Newport News Shipbuilding milestones for the quarter:
•Launched Virginia-class submarine Montana (SSN 794)
•Achieved pressure hull complete on Virginia-class submarine New Jersey (SSN 796)
•Awarded $3 billion contract for USS John C. Stennis (CVN 74) RCOH
•Awarded contract modification for construction of the 10th Virginia-class Block V submarine
•John F. Kennedy (CVN 79) is approximately 81% complete
•RCOH of USS George Washington (CVN 73) is approximately 87% complete

Technical Solutions

	Three Months Ended
	March 31
($ in millions)	2021	2020	$ Change	% Change
Revenues	$259	$317	(58)	(18.3)%
Segment operating income[1]	7	(7)	14	200.0%
Segment operating margin %[1]	2.7%	(2.2)%		491 bps
[1] Non-GAAP measures. See Exhibit B for definitions and reconciliations.

Technical Solutions revenues for the first quarter of 2021 were $259 million, a decrease of $58 million from the same period in 2020, primarily due to the divestitures of our oil and gas business and the San Diego Shipyard, as well as lower volumes in Defense & Federal Solutions, partially offset by the acquisition of Hydroid in March of 2020.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Technical Solutions segment operating income for the first quarter was $7 million, compared to a segment operating loss of $7 million in the first quarter of 2020. The increase was primarily driven by improved performance in Defense & Federal Solutions and Nuclear & Environmental Services, as well as a gain on the sale of our oil and gas business.

Key Technical Solutions milestones for the quarter:
•Completed the first phase of Unmanned Systems Center of Excellence campus with the construction of a 22,000 square foot facility
•Awarded position on a $250 million U.S. Navy Intelligence, Surveillance and Reconnaissance Support Contract
•Awarded a contract to provide maintenance, training and planning support for U.S. Navy aircraft carriers

About Huntington Ingalls Industries

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. HII’s Technical Solutions division supports national security missions around the globe with unmanned systems, defense and federal solutions, and nuclear and environmental services. Headquartered in Newport News, Virginia, HII employs approximately 42,000 people operating both domestically and internationally. For more information, please visit www.huntingtoningalls.com.

Conference Call Information

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. Eastern time today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.huntingtoningalls.com. A telephone replay of the conference call will be available from noon today through Thursday, May 13 by calling toll-free (877) 344-7529 or (412) 317-0088 and using conference ID 10153869.

Forward-Looking Statements
Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural and environmental disasters and political instability; our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures and strategic acquisitions; adverse economic conditions in the United States and globally; health epidemics, pandemics and similar outbreaks, including the COVID-19 pandemic; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make. This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended March 31
(in millions, except per share amounts)	2021	2020
Sales and service revenues
Product sales	$1,721	$1,624
Service revenues	557	639
Sales and service revenues	2,278	2,263
Cost of sales and service revenues
Cost of product sales	1,454	1,290
Cost of service revenues	482	550
Income from operating investments, net	8	6
Other income and gains	3	—
General and administrative expenses	206	214
Operating income	147	215
Other income (expense)
Interest expense	(21)	(16)
Non-operating retirement benefit	46	30
Other, net	1	(13)
Earnings before income taxes	173	216
Federal and foreign income taxes	25	44
Net earnings	$148	$172

Basic earnings per share	$3.68	$4.23
Weighted-average common shares outstanding	40.2	40.7

Diluted earnings per share	$3.68	$4.23
Weighted-average diluted shares outstanding	40.2	40.7

Dividends declared per share	$1.14	$1.03

Net earnings from above	$148	$172
Other comprehensive income
Change in unamortized benefit plan costs	29	23
Other	2	(2)
Tax expense for items of other comprehensive income	(7)	(6)
Other comprehensive income (loss), net of tax	24	15
Comprehensive income	$172	$187

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	March 31, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$407	$512
Accounts receivable, net of allowance for doubtful accounts of $2 million as of 2021 and 2020	407	397
Contract assets	1,288	1,049
Inventoried costs, net	142	137
Income taxes receivable	133	171
Assets held for sale	—	133
Prepaid expenses and other current assets	66	45
Total current assets	2,443	2,444
Property, Plant, and Equipment, net of accumulated depreciation of $2,055 million as of 2021 and $2,024 million as of 2020	2,988	2,978
Operating lease assets	195	192
Goodwill	1,604	1,617
Other intangible assets, net of accumulated amortization of $668 million as of 2021 and $655 million as of 2020	512	512
Deferred tax assets	95	133
Miscellaneous other assets	377	281
Total assets	$8,214	$8,157

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED) (continued)

($ in millions)	March 31, 2021	December 31, 2020
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$397	$460
Accrued employees’ compensation	302	293
Current portion of postretirement plan liabilities	133	133
Current portion of workers’ compensation liabilities	227	225
Contract liabilities	700	585
Liabilities held for sale	—	68
Other current liabilities	531	462
Total current liabilities	2,290	2,226
Long-term debt	1,688	1,686
Pension plan liabilities	869	960
Other postretirement plan liabilities	397	401
Workers’ compensation liabilities	515	511
Long-term operating lease liabilities	159	157
Other long-term liabilities	317	315
Total liabilities	6,235	6,256
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 53.4 million shares issued and 40.3 million shares outstanding as of March 31, 2021, and 53.3 million shares issued and 40.5 million shares outstanding as of December 31, 2020	1	1
Additional paid-in capital	1,974	1,972
Retained earnings	3,635	3,533
Treasury stock	(2,108)	(2,058)
Accumulated other comprehensive loss	(1,523)	(1,547)
Total stockholders’ equity	1,979	1,901
Total liabilities and stockholders’ equity	$8,214	$8,157

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31
($ in millions)	2021	2020
Operating Activities
Net earnings	$148	$172
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	52	47
Amortization of purchased intangibles	13	11
Amortization of debt issuance costs	2	1
Stock-based compensation	9	7
Deferred income taxes	31	18
Gain on disposition of business	(3)	—
Loss (gain) on investments in marketable securities	(4)	16
Change in
Accounts receivable	(10)	(93)
Contract assets	(239)	(140)
Inventoried costs	(5)	(6)
Prepaid expenses and other assets	(6)	(1)
Accounts payable and accruals	116	46
Retiree benefits	(65)	(13)
Other non-cash transactions, net	4	3
Net cash provided by operating activities	43	68
Investing Activities
Capital expenditures
Capital expenditure additions	(60)	(71)
Grant proceeds for capital expenditures	1	5
Acquisitions of businesses, net of cash received	—	(378)
Investment in affiliates	(12)	—
Proceeds from disposition of business	25	—
Net cash used in investing activities	(46)	(444)

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (continued)

	Three Months Ended March 31
($ in millions)	2021	2020
Financing Activities
Proceeds from line of credit borrowings	—	385
Repayment of line of credit borrowings	—	(5)
Net borrowings on commercial paper	—	88
Dividends paid	(46)	(42)
Repurchases of common stock	(49)	(84)
Employee taxes on certain share-based payment arrangements	(7)	(13)
Net cash provided by (used in) financing activities	(102)	329
Change in cash and cash equivalents	(105)	(47)
Cash and cash equivalents, beginning of period	512	75
Cash and cash equivalents, end of period	$407	$28
Supplemental Cash Flow Disclosure
Cash paid for income taxes (net of refunds)	$(42)	$2
Cash paid for interest	$1	$1
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$12	$10
Accrued repurchases of common stock	$1	$—

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

We make reference to "segment operating income," "segment operating margin," "adjusted net earnings," "adjusted diluted earnings per share" and "free cash flow."

We internally manage our operations by reference to segment operating income and segment operating margin, which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income and segment operating margin in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP. They are measures that we use to evaluate our core operating performance. We believe that segment operating income segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income and segment operating margin may not be comparable to similarly titled measures of other companies.

Adjusted net earnings and adjusted diluted earnings per share are not measures recognized under GAAP. They should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We believe these measures are useful to investors because they exclude items that do not reflect our core operating performance. They may not be comparable to similarly titled measures of other companies.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

Segment operating income (loss) is defined as operating income (loss) for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income (loss) as a percentage of sales and service revenues.

Adjusted net earnings is defined as net earnings adjusted for the after-tax impact of the FAS/CAS Adjustment.

Adjusted diluted earnings per share is defined as adjusted net earnings divided by the weighted-average diluted common shares outstanding.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

FAS/CAS Adjustment is defined as the difference between expenses for pension and other postretirement benefits determined in accordance with GAAP (FAS) and the expenses determined in accordance with U.S. Cost Accounting Standards (CAS).

Operating FAS/CAS Adjustment is defined as the difference between the service cost component of our pension and other postretirement expense determined in accordance with GAAP (FAS) and our pension and other postretirement expense under U.S. Cost Accounting Standards (CAS).

Non-current state income taxes are defined as deferred state income taxes, which reflect the change in deferred state tax assets and liabilities and the tax expense or benefit associated with changes in state uncertain tax positions in the relevant period. These amounts are recorded within operating income. Current period state income tax expense is charged to contract costs and included in cost of sales and service revenues in segment operating income.

We present financial measures adjusted for the Operating FAS/CAS Adjustment and non-current state income taxes to reflect the company’s performance based upon the pension costs and state tax expense charged to our contracts under CAS. We use these adjusted measures as internal measures of operating performance and for performance-based compensation decisions.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliations of Segment Operating Income and Segment Operating Margin

	Three Months Ended
	March 31
($ in millions)	2021	2020
Ingalls revenues	$649	$629
Newport News revenues	1,407	1,341
Technical Solutions revenues	259	317
Intersegment eliminations	(37)	(24)
Sales and Service Revenues	2,278	2,263

Operating Income	147	215
Operating FAS/CAS Adjustment	40	(63)
Non-current state income taxes	4	4
Segment Operating Income	191	156
As a percentage of sales and service revenues	8.4%	6.9%
Ingalls segment operating income	91	68
As a percentage of Ingalls revenues	14.0%	10.8%
Newport News segment operating income	93	95
As a percentage of Newport News revenues	6.6%	7.1%
Technical Solutions segment operating income	7	(7)
As a percentage of Technical Solutions revenues	2.7%	(2.2)%

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share

	Three Months Ended
	March 31
($ in millions, except per share amounts)	2021	2020

Net earnings	$148	$172
After-tax FAS/CAS Adjustment(1)	(5)	(73)
Adjusted Net Earnings	$143	$99

Diluted earnings per share	$3.68	$4.23
After-tax FAS/CAS Adjustment per share(1)	(0.12)	(1.79)
Adjusted Diluted EPS**	$3.56	$2.43

(1) FAS/CAS Adjustment	$(6)	$(93)
Tax effect*	(1)	(20)
After-tax impact	$(5)	$(73)
Weighted-average diluted shares outstanding	40.2	40.7
Per share impact**	$(0.12)	$(1.79)

*The income tax impact is calculated using the tax rate in effect for the relevant non-GAAP adjustment.
**Amounts may not recalculate exactly due to rounding.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Free Cash Flow

	Three Months Ended
	March 31
($ in millions)	2021	2020
Net cash provided by operating activities	$43	$68
Less capital expenditures:
Capital expenditure additions	(60)	(71)
Grant proceeds for capital expenditures	1	5
Free cash flow	$(16)	$2

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com